Exhibit 10.11

CESIÓN DE DERECHO PREFERENCIAL DE ACCIONES DE LA SOCIEDAD MERCANTIL INVERSORA CARIBE MAR, C.A.

Entre, ISAIAS ARTURO MEDINA MEJÍAS, venezolano, mayor de edad, titular de la Cédula de Identidad Nro. 6.822.471 en lo sucesivo a los efectos del presente documento se denominará como “EL CEDENTE”, domiciliado en Porlamar, Municipio Mariño del Estado Nueva Esparta, y METROSPACES, INC. Empresa registrada en el estado de Delaware, e identificada bajo el numero fiscal EIN 90-0817201 Estados Unidos de Norteamérica, y con sede en 888 Brickell Key Dr. #1102 Miami, FL, representado en este acto por su Presidente el Sr. OSCAR ANTONIO BRITO ROJAS, venezolano, soltero, mayor de edad, titular de la cedula de identidad Nro. 13.247.821, con domicilio en Caracas, en lo sucesivo a los efectos del presente documento se denominará ¨EL CESIONARIO¨, por medio del presente documento acordamos celebrar, como en efecto celebramos la presente Cesión de derecho preferencial de adquisición de acciones de la sociedad mercantil INVERSORA CARIBE MAR, C.A., conforme a los considerandos y las cláusulas que se citan a continuación:

CONSIDERANDOS

Considerando que EL CEDENTE y EL CESIONARIO, quienes a los efectos del presente documento se denominarán conjuntamente como “LAS PARTES”, han acordado desarrollar un circuito de Hoteles Boutique en Latinoamérica, incluyendo de manera enunciativa los siguientes proyectos actualmente en ejecución: (i) el proyecto del hotel La Cruz de Cristo en Pariagúan, (ii) el proyecto del Hotel de Isla de Coche en el estado Nueva Esparta, (iii) el hotel IKAL, ubicado en la región de Mendoza, República Argentina, y (iv) entre otros (¨El Circuito¨).

Considerando que El Circuito será operado por la cadena hotelera reconocida internacionalmente denominada Small Luxury Hotels (“SLH”).

Considerando que EL CESIONARIO ha invitado a EL CEDENTE a formar parte de la Junta Directiva de la empresa METRO SPACES Inc. (“METRO SPACES”), anteriormente denominada Strata Capital Corporation, debidamente registrada bajo las leyes del estado de Delaware, e identificada bajo el numero fiscal EIN 90-0817201 actualmente listada en la bolsa del mercado de valores norteamericana, publicada en OTC, e identificada bajo las siglas MSPC.

LAS PARTES suscriben el presente contrato de cesión, conforme a las cláusulas que se describen a continuación:

CLÁUSULAS

PRIMERA (Cesión de derecho preferencial de compra de acciones): Por medio del presente documento, EL CEDENTE cede y traspasa a favor de METROSPACES irrevocablemente el derecho preferencial de adquisición de la totalidad de TRESCIENTAS DOCE MIL QUINIENTAS acciones (312.500) INVERSORA CARIBE MAR, C.A. (“LA EMPRESA”) la cual esta debidamente inscrita ante el Registro Mercantil Primero de la Circunscripción Judicial del Estado Nueva Esparta, en fecha 25/01/1995, bajo el numero 51, tomo I, del cual es titular; es decir, el 50% del capital social de LA EMPRESA, ofrecidas por parte de LW PROYECTOS Y CONSTRUCCIONES, C.A. en fecha 06 de mayo de 2014 en la Asamblea General Extraordinaria de Accionistas de LA EMPRESA. Asimismo, adicionalmente EL CEDENTE cede y traspasa a favor de METROSPACES irrevocablemente la cantidad de SESENTA Y DOS MIL QUINIENTAS ACCIONES (62,500) de INVERSORA CARIBE MAR, C.A. de las cuales es propietario, es decir el 10% de las acciones, totalizando el 60% del capital social.

SEGUNDO: Que por la cesión de derecho preferencial de compra de las acciones que ofertará LW PROYECTOS Y CONSTRUCCIONES C.A., derecho que legítimamente le corresponde ejercer a EL CEDENTE como titular y propietario del 40% del capital social de la empresa, representado en la titularidad de DOSCIENTAS CINCUENTA MIL ACCIONES (250.000), y adicionalmente por la cesión del 10% de las acciones, es decir la cantidad de 62,500 acciones de INVERSORA CARIBE MAR, C.A, EL CESIONARIO anteriormente identificado, se obliga a pagarle a EL CEDENTE la cantidad de DOSCIENTOS CINCUENTA MIL DOLARES DE LOS ESTADOS UNIDOS DE NORTE AMERICA (USD$ 250,000.00), los cuales referencialmente se estiman, a una tasa actual del SIMADI en la cantidad de CINCUENTA MILLONES DE BOLIVARES (Bs.50.000.000,00), más el 5% de las acciones preferidas clase B de METROSPACES las cuales se realizarán por medio de documento separado. El precio entre EL CEDENTE y EL CESIONARIO será pagado de la siguiente forma: (i) la cantidad de CINCUENTA MIL DOLARES (USD$ 50,000.00) en efectivo pagaderos el 15 de Noviembre de 2015; y, (ii) DOSCIENTOS MIL DOLARES (USD $200,000.00) en Acciones Comunes Tipo C de la empresa METROSPACES, Inc., libremente convertibles en el mercado de capitales.

TERCERO: Es acordado que ISAIAS MEDINA, plenamente identificado ut supra, se designa como Director de la Junta Directiva de METROSPACES, a los efectos de su participación en los negocios de la compañía, incluyendo (i) el hotel de Pariagúan, (ii) el Hotel de Isla de Coche, (iv) el Hotel IKAL y el viñedo correspondiente ubicado en la región de Mendoza, República Argentina, entre otros proyectos de la empresa.

CUARTA: Asimismo, EL CESIONARIO otorga a EL CEDENTE, como pago por la cesión del derecho preferencial de adquisición de las acciones descrito en la cláusula quinta del presente documento, la opción de convertir la totalidad de las acciones de las cuales es propietario en la sociedad mercantil INVERSORA CARIBE MAR, C.A. en acciones Preferidas Clase “B” de la empresa METROSPACES, Inc. las cuales serán valoradas al momento de terminar la construcción del desarrollo del Hotel ubicado en Isla de Coche, Estado Nueva Esparta, y convertidas hasta por un 20% del total de las acciones Preferidas Clase B de METROSPACES, Inc., según la valoración acordada y en relación al resto de los activos de la empresa.

QUINTA: El presente contrato, su interpretación y el contenido del mismo, con la finalidad de dirimir cualquier controversia que pueda presentarse, se intentara resolver amigablemente mediante conversaciones, las cuales duraran al menos treinta días consecutivos contados a partir de la notificación por escrito entre las partes. En última instancia, en caso de no llegar a un término razonable que solucione las controversias para ambas partes, las Partes acuerdan someterlo a un proceso de Arbitraje Comercial bajo las reglas de arbitraje de la Cámara de Comercio Internacional de Paris (“ICC”), a celebrarse en la ciudad de Nueva York, sede del arbitraje, en idioma español. La ley sustantiva acordada entre las partes es la Ley venezolana, específicamente el Código de Comercio Venezolano. Será un arbitraje de ley, con un solo árbitro. En caso de no llegar a un acuerdo en la designación del árbitro único dentro de un lapso de 20 días continuos para hacerlo, cada parte designara un árbitro y entre estos se elegirá al tercero, en caso que los dos árbitros designados por las partes no llegaran a un acuerdo en cuanto a la designación del tercer árbitro, quien presidirá el panel arbitral, el ICC lo designara directamente acorde con el procedimiento establecido para ello en las reglas adjetivas de arbitraje del ICC.

SEXTA: las notificaciones entre las partes se realizaran a través de correo electrónico a las siguientes direcciones:

CEDENTE: isaiasmedina.abogados@hotmail.com

CESIONARIO: oab999@hotmail.com

SEPTIMA: Yo, Oscar Brito, plenamente identificado ut supra, declaro en nombre propio y en nombre de mi representada METROSPACES, que estoy de acuerdo con los términos y condiciones establecidas en el presente documento.
Es todo, firman en señal de conformidad, a los 4 días del mes de junio de 2015.

/s/ ISAIAS ARTURO MEDINA MEJÍAS	Oscar Brito
EL CEDENTE	EL CESIONARIO